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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-75686, 333-72248, 333-51912, 333-35223, 33-60459, 33-67128, 33-56913,
33-17552, 33-41660, 33-19183, 33-50998, 33-60457, 333-84959 and 333-111949 on
Form S-8 and Nos. 33-56921 and 333-112254 on Form S-3 of our reports dated
March 16, 2006 relating to the financial statements and financial statement schedule of The Timberland Company and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 16, 2006